Exhibit 10.2

FIRST AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made and entered into June 22, 2010 and effective as of May 28, 2010, by and among AMERICAN TIRE DISTRIBUTORS, INC., a Delaware corporation (“American Tire”); AM-PAC TIRE DIST. INC., a California corporation (“Am-Pac”; together with American Tire, collectively, “Borrowers” and each individually, a “Borrower”); AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC., a Delaware corporation, as guarantor (“Guarantor”; together with Borrowers, collectively, “Obligors” and each individually, an “Obligor”); the Required Lenders (as defined in the Credit Agreement, as hereafter defined) signatory hereto; BANK OF AMERICA, N.A., as administrative and collateral agent (in such capacities, together with its successors in such capacities, “Agent”) for certain financial institutions (collectively, “Lenders”); and GENERAL ELECTRIC CAPITAL CORPORATION, as co-collateral agent (in such capacity, together with its successors in such capacity, the “Co-Collateral Agent”).

Recitals:

Obligors, Agent, Co-Collateral Agent, Lenders and the other parties named therein are parties to a certain Fifth Amended and Restated Credit Agreement dated as of May 28, 2010 (as at any time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), pursuant to which Lenders have agreed to make certain loans and other extensions of credit to Borrowers.

The parties hereto desire to amend the Credit Agreement as hereinafter set forth to correct the Commitment Schedule and reflect that on the Effective Date, a portion of the Revolving Commitment allocated to General Electric Capital Corporation in the amount of $56,666,800.00 should have been allocated to its affiliate, GE Capital Financial Inc. (“GECFI”), on the Commitment Schedule and that GECFI is a Lender under the Credit Agreement.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions. All capitalized terms used in this Amendment (including in the preamble and recitals hereto), unless otherwise defined herein, shall have the meaning ascribed to such terms in the Credit Agreement.

2. Amendment to Credit Agreement. The Credit Agreement is hereby amended by deleting the Commitment Schedule attached to the Credit Agreement and by substituting the Commitment Schedule attached hereto in lieu thereof.

3. Agreement Regarding GECFI. Each party hereto hereby agrees that GECFI is a “Lender” under, bound by and subject to all of the provisions of the Credit Agreement, with the same force and effect as if GECFI was an original party thereto on the Effective Date and GECFI hereby agrees that it is a “Lender” under, bound by and subject to all of the provisions of the Credit Agreement, with the same force and effect as if GECFI was an original party thereto on the Effective Date. Each reference to “Lender” in the Credit Agreement shall be understood to mean and include GECFI for so long as GECFI remains a Lender pursuant to the terms of the Credit Agreement.

4. Expenses. GECFI agrees to pay, on demand, all costs and expenses incurred by Obligors, Agent and Co-Collateral Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including, without limitation, the reasonable costs and fees of each such party’s legal counsel. Payment of such costs and expenses shall be a condition to the effectiveness of this Amendment.

5. Ratification and Reaffirmation. Each Obligor hereby ratifies and reaffirms the Obligations, each of the Loan Documents and all of such Obligor’s covenants, duties, indebtedness and liabilities under the Loan Documents to which it is a party.

6. Reference to Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

7, Miscellaneous. This Amendment shall be effective upon acceptance by Agent (notice of which acceptance is hereby waived), and this Amendment shall be governed by and construed in accordance with the internal laws of the State of New York. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Credit Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Credit Agreement as herein modified shall continue in full force and effect. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any manually executed signature page delivered by a party hereto by facsimile or other electronic transmission shall be deemed to be an original signature page hereto.

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signatures begin on following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal in and delivered by their respective duly authorized officers on the date first written above,

BORROWERS:

AMERICAN TIRE DISTRIBUTORS, INC.

By:	/s/ David L. Dyckman
Name:	David L. Dyckman
Title:	Executive Vice President & CFO

AM-PAC TIRE DIST. INC.

By:	/s/ David L. Dyckman
Name:	David L. Dyckman
Title:	Vice President & Treasurer

GUARANTOR:

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC.

By:	/s/ David L. Dyckman
Name:	David L. Dyckman
Title:	Executive Vice President & CFO

BANK OF AMERICA, N.A., as Agent and a Required Lender

By:	/s/ Seth Benefield
Name:	Seth Benefield
Title:	Senior Vice President

GENERAL ELECTRIC CAPITAL CORPORATION, as Co-Collateral Agent and a Required Lender

By:	/s/ Eric Watson
Name:	Eric Watson
Title:	Duly Authorized Signatory

Consented and agreed to:

GE CAPITAL FINANCIAL INC., as a Lender

By:	/s/ Woodrow Broadens Jr.
Name:	Woodrow Broadens Jr.
Title:	Duly Authorized Signatory

COMMITMENT SCHEDULE

LENDER	REVOLVING COMMITMENT
Bank of America, N.A.	$135,000,000.00

Wachovia Capital Finance Corporation (New England)	$120,000,000.00

General Electric Capital Corporation	$63,333,200.00

GE Capital Financial Inc.	$56,666,800.00

RBS Business Capital	$30,000,000.00

UBS Loan Finance LLC	$20,000,000.00

Royal Bank of Canada	$15,000,000.00

Barclays Bank PLC	$10,000,000.00

TOTAL	$450,000,000.00